Exhibit 4.1

[FORM OF FACE OF NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1

[1]	This bracketed text should be included only if the Note is a Global Note.

NUVASIVE, INC.

[            ]% CONVERTIBLE SENIOR NOTES DUE [            ]

No. [ ]	[Initially][2] $

CUSIP No.: [            ]

NuVasive, Inc., a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to [Cede & Co.]3 [            ], or registered assigns, the principal sum [of             DOLLARS ($            )] [or such lesser amount as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 on the Maturity Date, and interest thereon as set forth below.

This Note shall bear interest at a rate of [            ]% per year from [            ], or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until the Maturity Date. Interest shall be payable semi-annually in arrears on [            ] and [            ] of each year, beginning on [            ], to Holders of record at the close of business on the preceding [            ] and [            ], as the case may be, immediately preceding the relevant Interest Payment Date. The Extension Fee will be payable as set forth in Section 7.04 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Extension Fee if, in such contexst, Extension Fee is, was or would be payable pursuant to Section 7.04 and any express mention of the payment of Extension Fee in any provision therein shall not be construed as excluding Extension Fee in those provisions thereof where such express mention is not made. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(d) of the Indenture.

[The Company shall pay the principal of and interest on this Note in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note.]5 [As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes at the office or agency designated by the Company for that purpose pursuant to Section 2.04 of the Indenture. The Company has initially designated the Trustee as Paying Agent, Registrar, Primary Registrar, Notes Custodian

[2]	This bracketed text should be included only if the Note is a Global Note.
[3]	This bracketed text should be included only if the Note is a Global Note.
[4]	This bracketed text should be included only if the Note is a Global Note.
[5]	This bracketed text should be included only if the Note is a Global Note.

and Conversion Agent and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in the Borough of Manhattan, The City of New York, as an office or agency of the Company for each of the aforesaid purposes.]6

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[SIGNATURE PAGE FOLLOWS]

[6]	This bracketed text should be included only if the Note is a Certificated Note.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

NUVASIVE, INC.

By:
Name:
Title:

Attest:

By:
Name:
Title:

Dated: [                    ], 20[    ]

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the Notes referred to in

the within-mentioned Indenture.

U.S. BANK NATIONAL

ASSOCIATION, AS TRUSTEE

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

NUVASIVE, INC.

[            ]% CONVERTIBLE SENIOR NOTES DUE [            ]

This Note is one of a duly authorized issuance of Notes of the Company, designated as its [            ]% Convertible Senior Notes due [            ] (the “Notes”), limited in aggregate principal amount of up to $[            ], all issued or to be issued under and pursuant to an Indenture dated as of [            ] (the “Indenture”), between the Company and U.S. Bank National Association (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture. In case an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, the principal of all Notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Subject to the terms and conditions of the Indenture, the Company will make all payments in respect of the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

Upon the occurrence of a Fundamental Change, subject to certain conditions, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the close of business on the Business Day immediately preceding [            ] only upon the occurrence of certain conditions specified in the Indenture, and on or after [            ] until the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date regardless of the occurrence of such conditions, to convert any of its Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash or, after receipt by the Company of the Stockholder Approvals (as defined in the Indenture), cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

All terms used in this Note but not specifically defined herein are defined in the Indenture and are used herein as so defined.

In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control.

This Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on this Note.

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: NuVasive, Inc. [            ].

ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as:

TEN COM (= tenants in common)

TEN ENT (= tenants by the entireties)

JT TEN (= joint tenants with right of survivorship and not as tenants in common)

CUST (= Custodian)

UGMA (= Uniform Gifts to Minors Act).

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code) and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

* Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

To convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, check the box: ☐

To convert only part of this Note, state the principal amount to be converted (which must be $1,000 or a integral multiple of $1,000): $

If you want the stock certificate made out in another Person’s name, fill in the form below:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

* Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

REPURCHASE EXERCISE NOTICE UPON A FUNDAMENTAL CHANGE

To: NuVasive, Inc.

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from NuVasive, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the Fundamental Change Repurchase Price, to the registered Holder hereof.

Dated:

Dated:

Dated:
Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be repurchased (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of the Note in every particular, without alteration or any change whatsoever.

SCHEDULE OF EXCHANGES OF NOTES7

The following exchanges, repurchases or conversions of a part of this Global Note have been made:

Date of Exchange, Repurchase or Conversion	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease or Increase	Signature of Authorized Signatory of Notes Custodian
[ ]	[ ]	[ ]	[ ]	[ ]

[7]	This schedule should be included only if the Note is a Global Note.